Exhibit 10.6.2

             AMENDMENT TO LOAN AND SECURITY AGREEMENT NO. 3025 DATED
        DECEMBER 30,1996 (THE "AGREEMENT") BY AND BETWEEN SHOWPOWER, INC.
              AS DEBTOR AND CHARTER FINANCIAL INC. AS SECURED PARTY


                   The Agreement is hereby amended as follows:

                   (i) the Unpaid Cash Price Balance is increased by $150,000.00 from $1,350,000.00 to a total of $1,500,000.00.

                   (ii) the Finance Charge is increased by $40,608.00 from $365,538.00 to a total of $406,146.00.

                   (iii) the Time Balance is increased by $190,608.00 from 1,716,288.00 to a total of $1,906,896.00.

                   (iv) the first 48 payments are each increased by $3,346.00 from 30,131.00 to $33,477.00 and the 49th payment is increased by $30,000.00 from $270,000.00 to $300,000.00.

                   Debtor agrees to pay the Time Balance to Secured Party in forty-nine (49) installments commencing on January 1, 1997 and continuing on the 1st day of each month thereafter until and including January 1, 2001. The first installment shall be in the amount of $33,477.00, the next forty-seven (47) installments shall each be in the amount of $33,477.00 and the last installment shall be in the amount of $300,000.00.

                   2. Except for the increase in the amounts as set forth hereinabove, there are no other modifications or amendments to the Agreement, which remains in full force and effect.


DEBTOR:                                          SECURED PARTY:
SHOWPOWER, INC.                                  CHARTER FINANCIAL, INC.

By:   /s/ STEPHEN R. BERNSTEIN                   By:   /s/ STUART ABRAMSON
     ----------------------------                     ------------------------

Title:    Executive Vice President              Title:   Vice President

Date:     January 9, 1997                       Date:    January 10, 1997